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                                  Exhibit 99.1


                          MAGNUM MICROWAVE CORPORATION
                         1990 EMPLOYEE STOCK OPTION PLAN


         1.       Purpose.

                  This 1990 Stock Option Plan (the "Plan") is intended to encourage ownership of Common Stock of Magnum Microwave Corporation, a California corporation (hereinafter called the "Company"), by key employees, directors, consultants and others who may be expected to contribute to the success of the Company and its subsidiaries (sometimes collectively referred to as "Optionees"). For the purposes of the Plan, the term "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code").

                  The Plan provides for the grant of options to purchase shares of the Company's authorized but unissued Common Stock to selected optionees. By extending to such persons the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its stockholders by making it possible for the Company and its Subsidiaries to attract and retain the best available talent or other desirable resources and by providing incentives for key management and technical personnel to exert their best efforts to increase the value of the Company's shares. Only employees of the Company or a Subsidiary may receive incentive stock options under the Plan. Options granted under the Plan may include non-statutory options and options intended to qualify as incentive stock options, as that term is defined in Section 422A of the Code.

         2.       Stock Reserved for the Plan.

                  The aggregate number of shares which may be issued under the Plan, subject to adjustment as provided in Paragraph 14 below, shall not exceed 547,000 shares of the Common Stock of the Company. If any option granted under the Plan expires or terminates for any reason without being exercised in full, or is reduced as to the number of shares covered thereby, then the unpurchased shares subject thereto, or the shares by which such option is reduced, shall again become available for the purposes of the Plan.

         3.       Administration of the Plan.

                  (a) Committee of the Board. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee") which shall include not less than three persons selected by the Board. If the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of three or more persons "disinterested" within the
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meaning of Rule 16b-3 (or any successor rule) of the Securities and Exchange
Commission under the Securities Exchange Act of 1934.

                  Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. The Committee shall act pursuant to a vote of the majority of its members, whether present in person or by telephonic means, at a meeting of the Committee, or by the unanimous written consent of its members. The Committee may appoint a secretary and shall keep minutes of all its meetings. Copies of the minutes shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it shall deem advisable.

                  (b) Administrative Powers. Subject to the express provisions of the Plan, the Board or Committee shall have full authority, in its discretion, to take the following actions, which shall be conclusive and binding:

                           (i) to construe and interpret the Plan and apply its
provisions;

                           (ii) to promulgate, amend and rescind rules and
regulations relating to the administration of the Plan;

                           (iii) to authorize any person to execute, on behalf
of the Company, any instrument required to carry out the purposes of the Plan;

                           (iv) to determine when options are to be granted
under the Plan;

                           (v) to determine the individuals to whom option
rights shall be granted under the Plan (as determined pursuant to Paragraph 4 below);

                           (vi) to determine the number of shares to be made
subject to each option;

                           (vii) to determine the terms and provisions of the
respective option agreements (which need not be identical), including, without limitation, the exercise price and medium of payment, to determine whether such option is to be classified as an incentive stock option or as a non-statutory stock option, and to specify the provisions of the stock option agreement relating to such option;


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                           (viii) to make any adjustment in the exercise price,
the number of shares subject to, or the term of an option, by cancellation of an outstanding option and a subsequent regranting of an option, or by amendment or substitution of an outstanding option, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

                           (ix) to determine the duration and purpose of leaves
of absences which may be granted to employees without constituting termination of their employment for purposes of the Plan; and

                           (x) to make any and all other determinations which
they find necessary or advisable for administration of the Plan.

                  (c) The Board or the Committee shall report in writing to the Secretary of the Company the names of the persons selected as participants in the Plan, and the terms and conditions of the option granted to each of them.

         4.       Eligibility.

                  (a) General Rule. Options may be granted to key employees, directors, consultants and others who may be expected to contribute to the success of the Company. In making such selections, the Board or the Committee may take into account the nature of the services rendered by the person it deems eligible hereunder, their present and potential contributions to the Company's success, and such other factors as the Board or the Committee in its discretion shall deem relevant. Options may also be granted under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business and assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company or a Subsidiary, or for other proper corporate purposes.

                  (b) Limitations.

                           (i) No incentive stock options shall be granted under
the Plan except to employees of the Company and any Subsidiary;

                           (ii) No incentive stock options shall be granted to
any particular individual if the fair market value (as defined in Paragraph 5) of the stock (determined at the date of grant) with respect to which incentive stock options are first exercisable by such individual during any calendar year under the Plan and all similar plans of the Company and its Subsidiaries exceeds $100,000, as such amount is determined under Section 422A of the Code.

                           (iii) Each incentive stock option granted under this
Plan to an optionee who owns (after application of the family and other attribution rules of Section 425(d) of the Code), on the date of the grant of such option, more than 10% of the total combined voting power of all classes of stock of the Company or

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its parent subsidiary corporations (a "10% Employee") shall have an exercise price that is not less than 110% of the aggregate fair market value of the stock subject to the option on the date granted, and such option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

         5.       Option Prices.

                  The purchase price of the Common Stock underlying each option shall be determined by the Board or the Committee, but shall not be less than 100% of the fair market value of the stock at the time of the grant of the option. Such fair market value shall be determined by the Board or the Committee and may be computed by such method as the Board or the Committee believes will reflect the fair market value of the Common Stock on such day.

         6.       Payment for Shares.

                  (a) General Rule. Payment for stock purchased upon any exercise of an option granted hereunder shall be made in full in cash at the time of exercise, or, with shares of the Company's Common Stock which are already owned by Optionee, other than shares acquired within the prior six months upon exercise of an option granted under the Plan, and which are surrendered to the Company in good form for transfer. Such shares shall be valued at their fair market value on the date when the new shares are purchased under the Plan. The proceeds from the sale of stock upon exercise of an option are to be added to the general funds of the Company and used for its corporate purposes as the Board shall determine.

                  (b) Withholding. The Company or any Subsidiary shall be entitled to deduct from other compensation payable to each holder any sums required by federal, state or local tax law to be withheld with respect to the exercise of an option or, in the alternative, the Company may require the holder or other person exercising such option to pay, or the holder or such other person may pay, such sums to the employer corporation. The Board or Committee may, in its discretion, permit an optionee or purchaser to satisfy this obligation by delivering to the Company shares of Common Stock or cancellation of a portion of the outstanding option.

         7.       Term of Options.

                  The term of each option shall be for such period as the Board or the Committee shall determine, but not more than ten years from the date of granting thereof, and shall be subject to earlier termination as provided herein.

         8.       Exercise of Options.

                  Unless otherwise provided in the option agreement, each option shall be exercisable, in whole at any time, or in part from time to time during the term of the option. So long as the stock of the Company is not listed on any stock

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exchange, or so long as the stock is not traded on a regular basis, as determined by the Company, on NASDAQ or any successor thereto in the over-the-counter market, the Company may reserve for itself (i) a right of first refusal on any sale or disposition of stock acquired upon exercise of an option (if the Company chooses to repurchase such stock, it will do so on terms equivalent to those offered by the intended transferee) and (ii) a right to repurchase stock acquired upon exercise of an option if an Optionee's employment or association with the Company or a Subsidiary is terminated for any reason or in other circumstances, at a price equal to the fair market value of the stock.

         9.       Conditions of Options.

                  The Board or the Committee shall have full authority in its discretion to prescribe in any stock option agreement that the option will be exercisable in full at any time or from time to time during the term of the option, or to provide that the option will be exercisable in such installments and at such times during the term of the option as the Board or the Committee may determine, or to specify additional conditions which the optionee must fulfill in order to exercise the option.

         10.      Rights as a Shareholder.

                  Each option agreement shall provide that no optionee or transferee of an option shall have any rights as a shareholder with respect to any of the shares subject to the option until the date of issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 14 below.

         11.      Nontransferability of Options.

                  No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by such holder or such holder's guardian or legal representative.

         12.      Termination of Association.

                  In the event of the termination of association with the Company or any Subsidiary, other than for cause or by reason of death or permanent disability, of the holder of an option acquiring such by reason of his or her position as an employee, director or consultant, unless his or her option shall have been previously terminated pursuant to the provisions of the option agreement or unless otherwise provided in his or her option agreement, the holder may exercise his or her option any time within thirty (30) days after such termination, but in no event after the expiration of the term of the option, if and to the extent the holder was entitled to exercise such option at the date of such termination. Options granted

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under the Plan shall not be affected by any change of duties or position so long as such holder continues to be associated with the Company or Subsidiary.
Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue an association with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such association at any time. A leave of absence granted to an optionee and approved in writing by the Board or the Committee shall not be deemed a termination of association within the meaning of this paragraph. In the event the termination of association with the Company is for cause, the option shall terminate on the date of termination of association.

                  For purposes of this paragraph, "permanent disability" shall mean a disability of the type defined in Section 105(d)(4) of the Code. Employment or association shall be deemed terminated for cause if the optionee is determined by the Board of the Company to have willfully breached his or her duty in the course of employment or association or to have committed an act of embezzlement, fraud, dishonesty or deliberate disregard of the rules of the Company or any Subsidiary or engaged in any conduct which constitutes unfair competition with the Company or any Subsidiary.

         13.      Death or Permanent Disability of Holder of Option.

                  In the event of death or permanent disability of the holder of an option while associated with the Company or a Subsidiary, or while the holder is still entitled to exercise the option as provided in Paragraph 12 hereof, the option granted may be exercised at any time within a period of twelve months after the holder's death or permanent disability, but in no event after the expiration of the term of such option, if and to the extent that the holder was entitled to exercise such option at the date of his or her death or permanent disability. In the case of the death of the holder of an option, the option granted may be exercised by a legatee or legatees of the option holder under his or her last will or by his or her personal; representatives or distributees.

         14.      Adjustments Upon Changes in Capitalization and Corporate
                  Changes.

                  If there shall be any change in the stock subject to this Plan or the stock subject to any option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board in the aggregate number of shares subject to this Plan, and the number of shares and price per share subject to outstanding options in order to preserve, but not to increase, the benefits of the optionee; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation any merger, consolidation, sale of substantially all the assets of the Company or other reorganization, every option outstanding hereunder shall terminate, unless the surviving corporation shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value.

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                  Notwithstanding the preceding proviso, if after a merger or consolidation, the surviving corporation does not assume or replace the outstanding options hereunder, each optionee shall have the right, immediately prior to such merger or consolidation, to exercise his or her outstanding options to the extent of all or any part of the aggregate number of shares subject to such options regardless of the vesting period thereunder.

                  The determination by the Board as to what adjustments shall be made under this Paragraph 14 shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment. If for any reason shares subject to an option would include fractional shares of stock, such option may be exercised as to the next highest whole number of shares.

                  For purposes of this Plan, the determination as to whether or not the Company or a parent of the Company or any Subsidiary is the "surviving corporation" in any merger or consolidation shall be made on the basis of the relative equity interests of the stockholders in the Company existing after such merger or consolidation as follows: If following any merger or consolidation, the holders of outstanding voting securities of the Company prior to such merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing after such merger or consolidation, then for purposes of the Plan, the Company or Subsidiary shall be the surviving corporation. In all other cases, the Company or Subsidiary shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation, immediately after a consolidation or merger, of securities pursuant to this Paragraph 14, securities which they owned immediately prior to such consolidation or merger as stockholders of another party to the transaction shall be disregarded.

         15.      Government and Stock Exchange Regulations.

                  The Company shall not be required to issue any shares upon the exercise of any option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporation or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed shall have been fully complied with.

                  Upon the exercise of an option at a time when there is not in effect a registration statement under the Securities Act of 1933 or a similar statute (the "Act") relating to the stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, or if the rules or interpretations of the Securities and Exchange Commission so require, the stock may be issued only if the holder represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.


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         16.      Amendment and Termination.

                  Unless the Plan shall have been terminated as hereinafter provided, the Plan shall expire on August 1, 2000. The Plan may be terminated, modified or amended by the stockholders of the Company. The Board may also terminate the Plan at any time and may modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of outstanding shares of the Company having a majority of the general voting power: (i) increase the maximum number of shares as to which options may be granted under the Plan, except as provided in Paragraph 14; (ii) materially increase the benefits accruing to participants under the Plan; (iii) decrease the minimum option price; (iv) change the provisions regarding the eligibility in the Plan; or (v) extend the term of the Plan or the maximum period during which any option be exercised.

                  No option may be granted during any suspension of the Plan or after its termination. Except as provided in Paragraph 14 hereof, the amendment, suspension or termination of the Plan shall not, without the consent of the holder of an option, alter or impair any rights or obligations under any option granted under the Plan.

         17.      Effectiveness of the Plan.

                  The effective date of the Plan is August 1, 1990. However, implementation of the Plan is subject to qualification of the options and issuance of the underlying shares with the California Department of Corporations and to approval of the Plan by the holders of a majority of the outstanding shares of capital stock of the Company. Options may be granted under the Plan prior to such stockholder approval but each option so granted shall expressly provide that it is subject to the aforementioned conditions and in no event may any option granted under the Plan be exercised in whole or in part prior to such stockholder approval.

         18.      Interpretation of the Plan.

                  If any law, rule or regulation referred to in the Plan shall be amended or succeeded, the reference herein to such law, rule or regulation shall be deemed to refer to such amended or successor law, rule or regulation unless the Board or the Committee determines that such reference would not comply with the intent of the Plan.

         19.      Governing Law.

                  The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of California.


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